LOAN AND NOTE MODIFICATION AGREEMENT

THIS LOAN AND NOTE MODIFICATION AGREEMENT (this “Agreement”) is entered into and effective as of the date of the last signature to this Agreement (the “Effective Date”) by and between BOCO Investments, LLC, a Colorado limited liability company (“Lender” or “BOCO”), and WestMountain Gold, Inc., a Colorado corporation (“Borrower” or the “Company”). BOCO and the Company will be collectively referred to herein as the “Parties.”

WHEREAS, Lender and Borrower entered into several Loan Agreements, Security Agreements and related Promissory Notes in 2012, 2013, 2014, 2015 and 2016 as follows:

a.      Amended and Restated Revolving Credit Loan and Security Agreement and Amended and Restated Secured Convertible Promissory Note dated September 17, 2012, as amended, pursuant to which Borrower executed and delivered to Lender a Promissory Note in the principal amount of $1,852,115 (collectively, the “September 2012 Note”), which Note, as amended, is due in full on November 15, 2017;

b.     Loan Agreement, Promissory Note, Security Agreement and Warrant for the Purchase of Common Stock of WestMountain Gold Inc. dated May 7, 2013, pursuant to which Borrower executed and delivered to Lender a Promissory Note in the principal amount of $500,000 (collectively, the “May 2013 Note”), which Note, as amended, was due in full on December 15, 2015;

c.      Loan Agreement, Promissory Note and Security Agreement dated June 27, 2013, pursuant to which Borrower executed and delivered to Lender a Promissory Note in the principal amount of $500,000 (collectively, the “June 2013 Note”), which Note, as amended, is due in full on November 15, 2016;

d.     Secured Promissory Note dated February 14, 2014 in the principal amount of $1,000,000, executed by Borrower and delivered to Lender (the “February 2014 Note”), which Note, as amended, is due in full on November 15, 2016;

e.      Secured Convertible Promissory Note and Loan and Security Agreement dated May 23, 2014, pursuant to which Borrower executed and delivered to Lender a Promissory Note in the principal amount of $100,000 (collectively, the “May 2014 Note”), which Note, as amended, was due in full on December 15, 2015;

f.       Secured Convertible Promissory Note and Loan and Security Agreement dated June 9, 2014, pursuant to which Borrower executed and delivered to Lender a Promissory Note in the principal amount of $100,000 (collectively, the “June 2014 Note”), which Note, as amended, was due in full on December 15, 2015;

g.     Promissory Note dated May 1, 2015 in the principal amount of $100,000 executed by Borrower and delivered to Lender (the “May 2015 Note”), which Note, as amended, was due in full on December 15, 2015;

h.     Secured Promissory Note dated June 26, 2015 having a face value of $150,000 and a currently outstanding principal balance of $109,346.31 executed by Borrower and delivered to Lender (the “June 2015 Note”), which Note, as amended, was due in full on December 15, 2015;

i.       Secured Promissory Note dated March 22, 2016 in the principal amount of $125,000 executed by Borrower and delivered to Lender (the “March 2016 Note”), which Note is due in full on March 22, 2017;

j.       Secured Promissory Note dated April 12, 2016 in amount not to exceed $640,000 and having a currently outstanding principal balance of $531,317 executed by Borrower and delivered to Lender (the “April 2016 Note”), which Note is due in full on October 31, 2018.

The notes identified in this paragraph shall collectively be referred to as the “BOCO Notes.”  The term “Loan Documents” shall include, without limitation, each of the BOCO Notes and all documents relating to, entered into in connection with, or otherwise affecting any of the BOCO Notes (including, without limitation, the security therefore or the rights and obligations of BOCO and the Company thereunder), regardless of whether such documents are specifically mentioned herein; and

WHEREAS, all of the BOCO Notes are presently in default.

NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto mutually agree as follows:

1.                  Waiver of Current Defaults.  Upon Closing and effective as of the Effective Date hereof, BOCO waives all defaults currently existing under any of the Loan Documents.  This is a one-time waiver and shall not in any way affect or diminish BOCO’s rights or obligations in the event of the occurrence, or recurrence, of any event of default under the BOCO Notes or the Loan Documents after the Effective Date hereof.

2.                  Waiver of Default Interest.  Upon Closing and effective as of the Effective Date hereof, BOCO waives its right to enforce and collect default interest on the BOCO Notes for the period of time prior to the Effective Date hereof.  This is a one-time waiver and shall not in any way affect or diminish BOCO’s rights to enforce and collect default interest relative to any event of default under the BOCO Notes or the Loan Documents after the Effective Date hereof.

3.                  Conversion of Convertible Notes.  Upon Closing, all principal and accrued and unpaid interest then due and owing under the May 2014 Note and June 2014 Note (excepting only such accrued default interest as has been specifically waived in Paragraph 2 above) shall convert into the Company’s common stock at the rate of $.12 per share (the “BOCO Conversion”).  Promptly upon Closing, the Company shall issue to BOCO a stock certificate reflecting BOCO’s ownership of the shares of the Company’s stock resulting from the BOCO Conversion.

4.                  Restructure and Amendment of BOCO Notes.  Upon Closing and the completion of the BOCO Conversion described in Paragraph 3 above, certain of the “Remaining Notes” (defined to include the September 2012 Note, the May 2013 Note, the June 2013 Note, the February 2014 Note, the May 2015 Note, the June 2015 Note, the March 2016 Note, the April 2016 Note, and all Loan Documents associated with each of the foregoing) shall be amended as follows:

a)     The maturity dates of the May 2013, June 2013, May 2015, June 2015 and March 2016 Notes shall be amended such that all principal, interest, and other amounts owed thereunder shall be due and payable to BOCO on December 15, 2018;

b)     The May 2013, June 2013, February 2014, May 2015, June 2015, March 2016 and April 2016 Notes shall be amended to accrue interest from the Effective Date hereof at the rate of 5% per annum, compounded annually based off of a 365-day year.

All payments shall be made in cash, certified check or by wire transfer to BOCO at 262 E. Mountain Avenue, Fort Collins, CO 80524 or at such other place as BOCO may designate in writing.  In the event of a default under this Agreement, the Remaining Notes, or any of the other Loan Documents, the Remaining Notes shall accrue default interest at the maximum rate allowable under Colorado law.  All provisions of the Remaining Notes not specifically modified herein shall remain in full force and effect and shall not be modified or affected in any way by this Agreement.

5.                  Waiver of Conversion Rate Adjustment.  The September 2012 Note, as amended, gives BOCO the right to convert all amounts payable thereunder into the Company’s common stock at an amount equal to the lesser of: a) Three Dollars ($3.00) per share; or, b) “an amount equal to the lowest price at which common shares in the Company are issued in any round of financing commencing after the date of [the September 2012 Note] and prior to conversion” (the “Ratcheting Conversion”).  In the event that any transaction occurring within fifteen (15) business days after Closing (a “Triggering Transaction”) is deemed to result in the issuance of the Company’s common stock at a price less than twelve cents ($0.12) per share, BOCO agrees that the Ratcheting Conversion shall not apply to the Triggering Transaction to the extent it requires a conversion price lower than twelve cents ($0.12) per share.  In the event that any person (including the Company, or any shareholder on the Company’s behalf) shall take the position that this Paragraph 5 qualifies as a material amendment of the September 2012 Note, or otherwise is sufficient to cause BOCO to incur liability under the Securities Act of 1933 (as amended), any securities law, “blue sky” law, or other similar law of any state of the United States or of any other jurisdiction, the Securities Exchange Act of 1934 (including Section 16(b) thereof, codified at 15 U.S.C. 78p) or common law, this Paragraph 5 shall be deleted from this Agreement and made void ab initio, such that it is clear that this Agreement does not modify the September 2012 Note in any way.

6.                  No Modification of BOCO Rights.  Except as expressly set forth herein, this Agreement shall not waive, amend, modify, or otherwise affect any right or obligation of BOCO under the Loan Documents or the BOCO Notes.  The Loan Documents and the BOCO Notes, as expressly modified herein, remain in full force and effect and are expressly reaffirmed by the Company herein.

7.                  Appointment of Interim Directors.  The Company agrees to promptly appoint Rick Bloom and Brian Klemsz as Directors of the Company and to serve on the Company’s Board of Directors until the next election of Directors.

8.                  BOCO Oversight Rights.  In addition to any covenants and obligations set forth elsewhere in this Agreement, or in the Loan Documents, the Company shall cooperate and take such action as is necessary to provide BOCO with the following rights relative to oversight and observation of the Company’s business and operations:

a)     Regular Operational Reporting.  The Company shall deliver the following to BOCO on the first business day of each calendar week:

i)       Daily and weekly reports for the preceding week concerning ore delivered to the mill;

ii)     Daily and weekly reports for the preceding week concerning ore processed at the mill;

iii)   Daily and weekly reports for the preceding week concerning the gold and silver smelted during that time period;

iv)   All security or other video(s) from the preceding week (including, but not limited to, those recording activity in the room(s) in which the Company’s gold and silver are stored and/or those recording all or part of the milling process, including the gold table).

b)     Payroll Information.  Contemporaneous with the end of each pay period, the Company shall deliver to BOCO a summary of:

i)        all employees, consultants or contractors paid during the pay period;

ii)      the hours worked by each;

iii)    the pay rate(s) applicable to each employee, consultant or contractor; and,

iv)    copies of all bids or other information received by the Company and not previously delivered to BOCO that bear upon the prevailing rate of pay for each employee, consultant or contractor utilized by the Company.

c)     Administration of Polygraphs.  The Company shall require all of its employees, contractors or consultants to contractually agree to submit to a polygraph test at any time as a condition of, during, or following their retention by the Company.  The Company shall conduct such polygraph tests (or permit BOCO to conduct such tests at the Company’s expense) as part of pre-employment screening, following the termination of employment, and at any time during employment as requested by BOCO.  The Company shall provide BOCO with the results of all such polygraph testing and shall not hire nor retain individuals whose polygraph results prove them to be untruthful.  The Company acknowledges and agrees that the signed contracts required by this Paragraph 8(c) shall explicitly provide that the failure to sign an agreement consenting to polygraph examination, as set forth herein, or failing to submit to a requested examination, shall be grounds for immediate termination of employment with the Company.

d)    Right to Inspect all Books and Records.  BOCO shall be entitled to inspect any and all books and records of the Company upon 24 hours’ notice.  In addition, the Company shall deliver to BOCO complete financials (including, but not limited to, all balance sheets, summary pages, profit and loss reports, asset and liability reports, account ledgers, bank account statements and auditor’s reports) no later than 7 business days following the close of each fiscal quarter (i.e., no later than 7 business days after each October 31st, January 31st, April 30th and July 31st).  Provided information shall pertain to all fiscal quarters then elapsed (i.e., at the end of the second fiscal quarter of the year, the Company’s financial statements should include all financial information, not previously disclosed in the exact same format, for quarters one and two of that fiscal year.)

e)     Right to Observe all Meetings and Deliberations.  In addition to its right to appoint  Board Members as set forth herein, BOCO shall be entitled to have one or more of its authorized representatives attend and observe any and all meetings of the Company or the Company’s Board however conducted, including all portions of such meetings conducted in executive session (provided that BOCO’s observer, if other than a BOCO appointed Board Member, shall agree on the record prior to entering into such executive session that such observer shall maintain the confidentiality of proceedings in the same).  The Company shall provide BOCO with at least seven-days advance notice (or, if the meeting is not set more than seven days in advance, notice contemporaneous with the setting of the meeting) of all meetings of the Company (including scheduled meetings of one or more of the Company’s employees, consultants or contractors) or the Company’s Board.  In the event that any other law, rule, regulation, or provision of this or any other Agreement requires a longer notice period, nothing herein shall operate to shorten the notice period or excuse the requirement to abide by the same.

f)      Right to inspect operations.  BOCO shall have the right to have one or more of its authorized representatives visit, inspect, and/or observe any and all of the Company’s operations at any time.  BOCO and its representatives shall use reasonable efforts not to interfere with operations during such inspections.

g)     Other Actions as Directed by BOCO.  BOCO shall have the right to direct the Company to adopt other processes, procedures and reporting as BOCO may request, in its sole and absolute discretion, to protect and preserve the Company’s assets and the integrity of its operations.  Such other measures shall become conditions of this Agreement, the violation of which shall be subject to the default provisions and remedies set forth herein.

The Company agrees to pay all reasonable costs and fees incurred by BOCO in exercising the Oversight Rights set forth above.

9.                 BOCO Security.  The Company’s obligations under this Agreement and the Remaining Notes are secured by: 1) that certain Security Agreement by and between the Company and BOCO dated June 27th, 2013 (“Security Agreement”); 2) that Security and Inter-Creditor Agreement having an effective date of May 15, 2015; and, 3) to the extent set forth therein, any other security agreement previously entered into between BOCO and the Company and pertaining to any one or more of the BOCO Notes or Remaining Notes.  Specifically, and without limiting the generality of the foregoing, the term “Transaction Agreements” as defined in the Security Agreement is amended to include this Agreement, all of the BOCO Notes, Loan Documents, Remaining Notes and Ratified Agreements.  The Parties recognize that this amendment has the effect of including all obligations of any kind or nature arising out of or in connection with any of the foregoing documents within the term “Obligations” as such term is defined in the Security Agreement.

10.              Interest Savings Clause.  Notwithstanding any other provision of the Remaining Notes, this Agreement, or any other document executed in conjunction with or relating to the same, interest payable to BOCO shall not exceed the maximum rate permitted by law; and if any amount is paid as interest in excess of such maximum rate, then the amount so paid will not constitute interest but will constitute a payment on account of the principal amount of the Remaining Notes.

11.              Additional Loan Covenants.  Until all sums due from the Company to BOCO (whether not existing or advanced in the future) are paid in full, the Company agrees and covenants as follows:

a)                  With the exception of periodic gold and silver sales from production at prevailing market rates, the Company shall not undertake any disposition of material assets without Lender’s prior written consent, which may be withheld in Lender’s sole and absolute discretion;

b)                  The Company shall deliver its current budget (delineated on monthly, year-to-date and annual basis) for Lender’s written approval (the “Lender Approved Budget”), which will not be unreasonably withheld, and the Company shall not incur expenses, whether individually or in aggregate, greater than 110% of the Lender Approved Budget;

c)                  The Company shall deliver to the Lender the Company’s unaudited monthly financial reports, in a form reasonably acceptable to the Lender, within seven (7) business days after the end of each month;

d)                 The Company shall not incur or agree to incur any additional indebtedness for borrowed money or financed equipment, or any trade debt in excess of $25,000 individually or $50,000 in the aggregate without the written consent of the Lender, which may be withheld in Lender’s sole and absolute discretion;

e)                  The Company shall not increase the compensation, benefits or other remuneration payable to any employee or contractor or hire any new employee or contractor that is not included in the Lender Approved Budget without the written consent of the Lender, which may be withheld in Lender’s sole and absolute discretion;

f)                   The Company shall not enter into any agreement for goods or services (either individually, or in the aggregate with a single vendor or provider) in excess of $25,000 that is not included in the Lender Approved Budget without the Lender’s prior written approval, which may be withheld in Lender’s sole and absolute discretion;

g)                  The Company shall provide the Lender with such information and documentation as the Lender may request with respect to the Company’s expenditures, operations, agreements, and liabilities within three business days following Lender’s request for the same;

h)                  So long as the Company shall have any obligation under this Agreement or the Remaining Notes, the Company shall not, without BOCO’s written consent which may be withheld in BOCO’s sole and absolute discretion, lend money, give credit or make advances to any person, firm, joint venture or corporation or other entity, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Company, except loans, credits or advances in existence or committed on the date hereof and which the Company has informed BOCO in writing prior to the date hereof.

i)                    So long as the Company shall have any obligation under this Agreement or the Remaining Notes, the Company shall not, without BOCO’s written consent which may be withheld in BOCO’s sole and absolute discretion, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsement and contingencies in existence or committed on the date hereof and which the Company has informed BOCO in writing prior to the date hereof.

j)                    In the event there is a breach of this Agreement, the Remaining Notes, or any other obligation or agreement involving Lender and the Company, the Company shall provide the Lender written notice of any such breach within three business days after the occurrence of the same.

k)                  The Company shall not sell or issue any equity securities, nor any securities that may be converted into an equity interest in the Company, without the prior written approval of BOCO which may be granted or withheld in BOCO’s sole and absolute discretion.

l)                    The Company shall not issue any check, wire transfer or other payment in excess of $1,000 (either individually, or in the aggregate to the same recipient), without the written approval or signature of at least two of the Company’s officers.

12.              Waiver of Claims.  As part of the consideration for the waivers set forth in Paragraphs 1 and 2 hereof, and effective upon Closing, the Company forever waives, releases and discharges any and all claims, causes of action, actions, damages, losses, injuries, liabilities, complaints, potential claims, and demands, of whatsoever kind and nature, arising from or relating in any way to the transactions contemplated and/or evidenced by this Agreement, the Loan Documents, or the BOCO Notes (the “Released Claims”).  The Released Claims shall include, without limitation, any and all claims that may be brought by the Company, or on the Company’s behalf, including, without limitation, claims accruing under the Securities Act of 1933, as amended (the “Securities Act”), any securities law, “blue sky” law, or other similar law of any state of the United States or of any other jurisdiction (the “State Securities Laws”), the Securities Exchange Act of 1934 (the “Exchange Act,” including Section 16(b) thereof, codified at 15 U.S.C. 78p) and at common law.  By its acceptance of this Agreement and proceeding to Closing of the transactions contemplated herein, the Company represents and warrants that it has conducted such investigation concerning the transactions contemplated and/or evidenced by this Agreement, the Loan Documents, or the BOCO Notes as is necessary to identify any claims accruing as a result of the completion of the same, making the waiver and release set forth in this Paragraph 12 a knowing and voluntary waiver and release of known and accrued claims.

13.              Closing.  The closing of the transactions contemplated herein (“Closing”) shall occur on June 22, 2016 at a time and place to be identified by BOCO or at such later date and location as BOCO may identify and provide notice thereof to the Company.

14.              Events of Default.  The occurrence of any one or more of the following shall constitute an “Event of Default” hereunder:

a)                  Company fails to pay timely any amount due under this Agreement and/or the Remaining Notes on the date the same becomes due and payable.

b)                  Company breaches any obligation, covenant or other representation, warranty, term or condition contained in this Agreement or any other note or agreement, of any kind or nature, to which BOCO and the Company are both parties.

c)                  Any representation or warranty of Company made herein, or in the Security Agreement or any other agreement, statement, certificate, or communication given to BOCO be false or misleading in any material respect when made or become false or misleading in any material respect after the date of this Agreement.

d)                 Company shall (i) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of indebtedness for money borrowed to be paid by Company and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) default in the observance or performance of any other agreement, term or condition contained in any bond, debenture, note or other evidence of indebtedness for borrowed money.

e)                  Company (i) files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect; (ii) makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; (iii) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (iv) is unable, or admits in writing its inability, to pay its debts generally as they mature, (v) is dissolved or liquidated; (vi) becomes insolvent (as such term may be defined or interpreted under any applicable statute); or (vii) takes any action for the purpose of effecting any of the foregoing.

f)                   An involuntary petition is filed against Company (unless such petition is dismissed or discharged within thirty (30) days under any bankruptcy statute now or hereafter in effect) or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Company;

g)                  A final judgment or order for the payment of money in excess of  $50,000 shall be rendered against the Company and the same shall remain undischarged for a period of ten (10) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against the Collateral (as defined herein) and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within ten (10) days after issue or levy.

h)                  Company shall fail to maintain the listing of its common stock on at least one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

i)                    Company shall fail to comply with the reporting requirements of the Exchange Act; and/or Company shall cease to be subject to the reporting requirements of the Exchange Act.

j)                    Any cessation of operations by Company.

k)                  Company’s failure to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

l)                    The sale, conveyance, or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined below) or Persons when, the Company is not the survivor.  "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

m)                Holder in good faith believes itself insecure.

15.             Cross Default.  Any Event of Default hereunder shall also constitute a default under, and breach of, any and all other agreements and obligations to which the Company and BOCO are parties (including, without limitations, the Remaining Notes) so as to trigger BOCO’s rights in the event of default under any and all such agreements.

16.             Rights in the Event of Default.  Upon the occurrence or existence of any Event of Default, immediately and without notice, all outstanding obligations payable by Borrower hereunder shall automatically become immediately due and payable.  In addition to and not in lieu of the foregoing remedies, upon the occurrence or existence of any Event of Default, BOCO may exercise all other rights, powers or remedies granted to it under this Agreement, the Remaining Notes, or otherwise permitted to it by agreement or by operation of law (including but not limited to foreclosure of the security interest granted in the Security Agreement), either by suit in equity or by action at law, or both, all such remedies being cumulative.

17.             BOCO Right to Appoint Receiver.  Upon the occurrence of any Event of Default and at any time thereafter, BOCO may appoint by instrument a receiver, receiver and manager, or receiver-manager (the person so appointed is called the "Receiver") of the security for the Company’s obligations under the Remaining Notes (the “Collateral”), with or without bond as BOCO may determine, and from time to time in BOCO’s absolute discretion remove such Receiver and appoint another in its stead.  A Receiver appointed under this Agreement shall be the agent of the Company and not of BOCO, and BOCO shall not be in any way responsible for any misconduct, negligence or nonfeasance on the part of any Receiver, its servants, agents, or employees. A Receiver shall, to the extent permitted by law or to such lesser extent permitted by its appointment, have all the powers of BOCO under this Agreement and any of the security agreements referenced in Paragraph 9 hereof, and in addition shall have power to carry on the business of the Company and for such purpose to enter upon, use, and occupy all premises owned or occupied by the Company in which Collateral may be situate; use, maintain, license, and sell the Collateral directly or indirectly in carrying on the Company’s business; and from time to time borrow money either unsecured or secured by a security interest in any of the Collateral.  The Company irrevocably appoints the Receiver with full power of substitution, to be the attorney of the Company for and in the name of the Company to sign, endorse, or execute under seal or otherwise any deeds, documents, transfers, checks, instruments, demands, assignments, assurances, or consents that the Company is obliged to sign, endorse, or execute, and generally to use the name of the Company and to do all things as may be necessary or incidental to the exercise of all or any of the power conferred on the Receiver, as the case may be, under this Agreement. BOCO and Receiver shall cause any sale of property (other than refined gold and silver, which may be sold in arms-length transactions in the ordinary course of business) to be at public auction, with reasonable advance written notice to other creditors and shareholders of the Company. BOCO shall have the right to become the purchaser at any sale held by the Receiver or by any court, receiver or public officer, and BOCO shall have the right to credit upon the amount of the bid made therefor all or part of any amount payable under any obligation due and owing from the Company to BOCO (including, without limitation, under this Agreement and the Remaining Notes).  Recitals contained in any covenant made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, non-payment of the unpaid principal sum of, and the interest accrued on, the indebtedness after the same has become due and payable, and advertisement and conduct of such sale in the manner provided herein.

Upon any sale, whether made under the power of sale herein granted and conferred or by judicial proceedings, the receipt of the Receiver, or of the officer making sale under judicial proceedings, shall be sufficient to discharge the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Receiver (or of such officer making the sale), be obligated to see the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.  Any sale or sales of the Collateral, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of the Company of, in and to the property sold, and shall be a perpetual bar, both at law and in equity, against the Company, Company's successors or assigns and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under the Company or Company's successors or assigns; nevertheless, the Company, if so requested by BOCO or the Receiver, shall join in the execution and delivery of all property conveyances, assignments and transfers of the properties so sold. The Company agrees, to the full extent that the Company may lawfully so agree, that the Company will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Agreement or the sale of the Collateral or the possession thereof by any purchaser at any sale made pursuant to any provision hereof; and the Company, for Company and all who may claim through or under Company now or hereafter, hereby waives the benefit of all such laws. The Company, for the Company and all who may claim through or under Company, waives any and all right to have the Collateral marshaled upon any foreclosure of the lien or security interest set forth herein or in the security agreements referenced in Paragraph 9 hereof, or sold in inverse order of alienation, and agrees that BOCO, the Receiver, or any court having jurisdiction to foreclose such lien or security interest may sell the Collateral as an entirety. Any proceeds of any disposition of all or any part of the Collateral may be applied by BOCO or the Receiver toward payment of the Company’s obligations to BOCO  in such order of application as BOCO may direct in its sole and absolute discretion (except that proceeds from the limited collateral described in the Security and Inter-Creditor Agreement with effective date of May 15, 2015 shall be disbursed in proportion to the security interests granted therein, for so long as such Security and Inter-Creditor Agreement remains operative and in effect in accordance with its terms).

18.             Waiver of Presentment, Demand and Default.  Company unconditionally waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Agreement or the Remaining Notes.

19.             BOCO Non-Waiver.  No failure by BOCO to exercise, or delay by BOCO in exercising, any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or of any other right or remedy.  BOCO may not waive any of its rights under this Agreement except by an instrument in writing signed by it.

20.              JURY WAIVER.  Company HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT (INCLUDING, WITHOUT LIMITATION, THE BOCO NOTES, LOAN DOCUMENTS, REMAINING NOTES AND RATIFIED AGREEMENTS) OR ANY RELATIONSHIP BETWEEN BOCO AND THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE CONCESSIONS PROVIDED BY BOCO HEREIN.

21.             Further Assurances.  In addition to the obligations recited herein and contemplated to be performed, executed, and/or delivered by Company, the Company agrees to perform, execute, and/or deliver or cause to be performed, executed, and/or delivered any and all such further acts, instruments, deeds, and assurances as may be reasonably required by BOCO to consummate all transactions contemplated hereby.

22.            Ratification of Notes.  Company hereby ratifies the validity of this Agreement, the Loan Documents, BOCO Notes, and Remaining Notes (to the extent applicable, all as amended and modified by this Agreement) (hereinafter, the “Ratified Agreements”) and confirms all of its obligations thereunder, agrees that it has no defenses or offsets to the same, agrees that all of the Ratified Agreements are valid and enforceable against the Company in accordance with their terms and remain in full force and effect.  The Company further acknowledges that as of the date of this Agreement, it does not have any claims or causes of action against BOCO, nor any defenses or offsets to the enforcement of the Ratified Agreements and, to the extent such claims, causes of action, defenses or offsets may exist, the Company expressly waives and releases the same.

23.             Notices.  All notices, communications and deliveries required or permitted under this Agreement: (a) shall be made in writing signed by the party making the same to the other party or parties at its/their address as specified below; (b) shall specify the Paragraph or section of this Agreement pursuant to which given; (c) shall be deemed to be given if delivered in person on the date delivered, if sent by telecopy on the date of confirmation of transmission, or if mailed or sent by an overnight mail or courier service (with postage and other fees prepaid) on the date mailed or sent; and (d) shall be deemed received if delivered in person on the date of personal delivery, if telecopied on the date of confirmation of transmission, and if mailed or sent overnight, on the next business day after mailing.  The addresses of the parties are as follows:

If to Company:                       WestMountain Gold, Inc.

120 East Lake Street, Suite 401

Sandpoint, ID  83864

Attention:  James Creamer, CFO

Fax No.: 208-906-8621

If to BOCO:                             BOCO Investments LLC

262 E Mountain Avenue

Fort Collins, CO  80524

Attention:  Patrick Kanouff

Fax No.: 360-695-5402

24.              Attorney’s Fees and Costs.  Each party hereto agrees that in the event that any dispute, claim, proceeding or action arises out of or in connection with this Agreement, the BOCO Notes, or the Loan Documents or the terms of any of them, the prevailing party to any such dispute, claim, proceeding or action shall be awarded reasonable attorney fees and all costs incurred in connection therewith from the non-prevailing party.  For the purposes of this Paragraph, the term “prevailing party” shall include a party which receives substantially the same relief sought whether by judgment, summary judgment, dismissal, settlement or otherwise.

25.              Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties hereto as to the modification of the Loan Documents, the BOCO Notes, and the Remaining Notes.

26.             Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Colorado, without giving effect to its conflict of law principles for the purpose of applying the laws of another jurisdiction. All Parties consent to and agree that exclusive jurisdiction and venue for all actions arising out of this Agreement shall be in the district court in and for the City and County of Denver, Colorado.  In the event of any conflict between this provision and the jurisdiction and venue provisions in any of the BOCO Notes, Loan Documents, Remaining Notes, or Ratified Agreements, this provision shall control.

27.              Modification and Waiver.  No modification or waiver of any provision of this Agreement shall be effective unless such modification or waiver shall be in writing and signed by the parties hereto.

28.              Benefit of Agreement.  This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns.

29.              Counterparts.  This Agreement may be executed in counterparts and by facsimile or other electronic means (e.g., by .pdf), any of which shall be deemed an original but all of which together shall constitute one and the same instrument.

30.              Survival.  All representations, warranties, covenants and agreements made by the Company in connection herewith shall survive the execution and delivery of this Agreement.

31.              Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

32.              Representation on Authority of Parties/Signatories. Each person signing this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement.  Each party represents and warrants to the other that the execution and delivery of the Agreement and the performance of such party’s obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned parties, by their duly authorized representatives, have executed this Loan and Note Modification Agreement as of the last date reflect in the signatures below.

BOCO INVESTMENTS, LLC

By:	Bohemian Asset Management, Inc.
Its:	Managing Member

	/s/ Joseph C. Zimlich	Address:
By:	Joseph C. Zimlich	262 E. Mountain Ave.
Its:	President	Fort Collins, CO 80524

DATED:	6/22/16

WESTMOUNTAIN GOLD, INC.

/s/ James W. Creamer III		Address:
By: James W. Creamer III		120 E. Lake Street, Suite 401
Its:	CFO	Sandpoint, ID 83864

DATED:	6/22/16